Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cimarex Energy Co. 401(k) Plan

Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-174361, 333-125621 and 333-100235) of Cimarex Energy Co. of our report dated June 27, 2011, relating to the financial statements and supplemental schedule of Cimarex Energy Co. 401(k) Plan as of December 31, 2010 and 2009 and for the year ended December 31, 2010 which appear in this Annual Report on Form 11-K.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

June 27, 2011